Exhibit 32.1
Certification Pursuant to
Section 906 of Title 18 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of I.C. Isaacs & Company, Inc. for the quarter ended March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that:

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:     June 18, 2008

By:	/s/ Robert S. Stec
Robert S. Stec,
Chief Executive Officer

By:	/s/ Timothy J. Tumminello
Timothy J. Tumminello,
Interim Principal Financial Officer